VANGUARD FUNDS

MULTIPLE CLASS PLAN

I.INTRODUCTION

This Multiple Class Plan (the “Plan”) describes seven separate classes of shares that may be offered by investment company members of The Vanguard Group of Mutual Funds (collectively the “Funds,” individually a “Fund”). The Plan has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the “1940 Act”) to allow each Fund to offer multiple classes of shares in a manner permitted by Rule 18f-3, subject to the requirements imposed by the Rule. Each Fund may offer any one or more of the specified classes.

The Plan has been approved by the Board of Directors of The Vanguard Group, Inc. (“VGI”). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund (“Fund Board”), including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II.SHARE CLASSES

A Fund may offer any one or more of the following share classes:

Investor Shares

Admiral Shares

Institutional Shares

Institutional Plus Shares

Institutional Select Shares

ETF Shares

III.DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

Distribution arrangements for all classes are described below. Distribution arrangements vary by VGI business line depending on the eligibility of the client segments to whom they market. Each Fund retains sole discretion in determining share class availability, and VGI retains discretion in determining whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

A.Investor Shares

Investor Shares of actively-managed Funds generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares of actively-managed Funds will normally be lower than the amount required for any other class of shares of such Funds. Investor Shares of actively-managed Funds are typically distributed by all VGI business lines. Investor Shares of index Funds generally will be available to Funds that operate as a Fund-of- Funds and certain retirement plan clients receiving recordkeeping services from VGI.

B.Admiral Shares

Admiral Shares generally will be available to retail, institutional, and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may include, but are not limited to, the following factors: (i) the total amount invested in the Fund; or (ii) any other factors deemed appropriate by a Fund’s Board. Admiral Shares are typically distributed by all VGI business lines.

C.Institutional Shares

Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares or Admiral Shares. Institutional Shares are typically distributed by Vanguard’s financial advisory services and institutional business lines.

D.Institutional Plus Shares

Institutional Plus Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for Institutional Shares. Institutional Plus Shares are typically distributed by VGI’s financial advisory services and institutional business lines.

E.Institutional Select Shares

Institutional Select Shares generally will be available to institutional investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Select Shares will be the highest among all Fund share classes. Institutional Select Shares are typically distributed by VGI’s institutional business line.

F.ETF Shares

A Fund will sell ETF Shares to investors that are (or who purchase through) Authorized Participants and who generally pay for their ETF shares by depositing a prescribed basket consisting predominantly of securities with the Fund. An Authorized Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund’s distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time. Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers. ETF Shares are typically distributed by all VGI business lines.

IV. SERVICE ARRANGEMENTS

Shareholders in all share classes will receive a range of shareholder services provided by VGI. These services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. Each share class will bear its proportionate share of VGI’s cost of providing such services in accordance with Section VI of the Plan.

V.CONVERSION FEATURES

A. Self-Directed Conversions

1.Conversion into Investor Shares, Admiral Shares, Institutional Shares, Institutional Plus Shares, and Institutional Select Shares. Shareholders may conduct self-directed conversions from one share class into another share class of the same Fund for which they are eligible. Self-directed conversions may be initiated by the shareholder; however, depending upon the particular share class and the complexity of the shareholder’s accounts, such conversions may require the assistance of a VGI representative. Shareholders may convert from one share class into another share class provided that following the conversion the shareholder meets the then applicable eligibility requirements for the share class into which they are converting. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order.

2.Conversion into ETF Shares. Except as otherwise provided, a shareholder may convert Investor Shares, Admiral Shares, or Institutional Shares into ETF Shares of the same Fund (if available), provided that: (i) the share class out of which the shareholder is converting and the ETF Shares declare and distribute dividends on the same schedule; (ii) the shares to be converted are not held through an employee benefit plan; and (iii) following the conversion, the shareholder will hold ETF Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order. VGI or the Fund may charge an administrative fee to process conversion transactions.

B.Automatic Conversions

1.Automatic conversion into Admiral Shares. VGI may automatically convert Investor Shares into Admiral Shares of the same Fund (if available), provided that following the conversion the shareholder meets the eligibility requirements for Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis. Automatic conversions may not apply to certain financial types of accounts (e.g., accounts held through certain intermediaries, or other accounts as may be excluded by VGI management).

2.Automatic conversion into Institutional Shares, Institutional Plus Shares, or Institutional Select Shares. VGI may conduct automatic conversions of any share class into either Institutional Shares, Institutional Plus Shares, or Institutional Select Shares in accordance with then-current eligibility requirements.

C.Involuntary Conversions and Cash Outs

1.Cash Outs. If a shareholder in any class of shares no longer meets the eligibility requirements for such shares, the Fund may, if permitted under applicable law, cash out the shareholder’s remaining account balance. Any such cash out will be preceded by written notice to the shareholder and will be subject to the Fund’s normal redemption fees, if any.

2.Conversion of Admiral Shares, Institutional Shares, Institutional Plus Shares, and Institutional Select Shares. If a shareholder no longer meets the eligibility requirements for the share class currently held, the Fund may convert the shareholder’s holdings into the share class for which such shareholder is eligible. Any such conversion will be preceded by written notice to the shareholder and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

3.Conversions of Transition Shares. When a Fund that issues Transition Shares has completed the relevant portfolio transition, the Fund will convert the Transition Shares to another share class of the same Fund as appropriate, based on the eligibility requirements of such class as specified in Schedule B hereto, as such Schedule may be amended from time to time.

VI. EXPENSE ALLOCATION AMONG CLASSES

A.Background

VGI is a jointly-owned subsidiary of the Funds. VGI provides the Funds virtually all of their corporate management, administrative, and distribution services. VGI also may provide investment advisory services to the Funds. All of these services are provided at VGI’s total cost of operations pursuant to the Fifth Amended and Restated Funds’ Service Agreement between VGI and the Funds (the “Agreement”) . VGI was established and operates pursuant to the Agreement, and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission (“Exemptive Orders”). VGI’s direct and indirect expenses of providing corporate management, administrative, and distribution services to the Funds are allocated among such Funds in accordance with methods specified in the Agreement or such other methods as may be approved by the Board of Directors of VGI (“VGI Board”) as permitted under the Agreement and by the Fund Board.1

B.Class Specific Expenses

1.Expenses for Account-Based Services. Expenses associated with VGI’s provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

1In accordance with the methods set out in the Agreement and VGI Board and Fund Board approved methods, the expenses that would otherwise have been allocated to each Fund that operates as a Fund-of-Funds are reallocated to the approved share class of the underlying Funds in the Fund-of-Funds’ portfolio on a pro rata basis based on the Fund-of-Fund’s relative net assets invested in the underlying Fund’s share class.

(a)Account maintenance expenses. Expenses associated with the maintenance of investor accounts will be proportionately allocated among each Fund’s share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class and (ii) the relative percentage of total net assets of each class.

(b)Expenses of special servicing arrangements. Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible Fund’s share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

(c)Literature production and mailing expenses. Expenses associated with shareholder reports, proxy materials, and other literature will be allocated among each Fund’s share classes based upon the number of such items produced and mailed for each class.

2.Other Class Specific Expenses. Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

C.Fund-Wide Expenses

1.Marketing and Distribution Expenses. Each share class will bear marketing and distribution expenses proportionate to the marketing and distribution expenses of the business lines that distribute that share class. Retail and institutional businesses expenses will be allocated based on the percentage of client accounts in each share class serviced by the respective business. Financial advisory service expenses will be apportioned based on the percentage of assets in each share class.

Expenses associated with each share class will be allocated only among the Funds that have such share class according to the “Vanguard Modified Formula,” with each share class or each Fund treated as if it were a separate Fund. The Vanguard Modified Formula is set forth in the Agreement and in certain of the SEC Exemptive Orders. This allocation has been deemed an appropriate allocation methodology by each Fund Board under paragraph (c)(1)(v) of Rule 18f-3 under the 1940 Act.

2.Asset Management Expenses. Expenses associated with management of a Fund’s assets (including all advisory, tax preparation, and custody fees) will be allocated among the Fund’s share classes on the basis of their relative net assets.

3.Other Fund Expenses. Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.

VII. ALLOCATION OF INCOME, GAINS, AND LOSSES

Income, gains, and losses will be allocated among each Fund’s share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time (except as permitted by applicable exemptive relief).

VIII. VOTING AND OTHER RIGHTS

Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and

(iii)in all other respects the same rights, obligations, and privileges as each other, except as described in the Plan.

IX. AMENDMENTS

All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of VGI.

Original Board Approval: July 21, 2000

Last Approved by Board: November 2024

6

SCHEDULE A to

VANGUARD FUNDS MULTIPLE CLASS PLAN

Note: Transition Shares, when offered by a Fund, are available for a limited period of time and are then converted into another share class. For this reason, Transition Shares are not shown on Schedule A.

Vanguard Fund	Share Classes Authorized
Vanguard Admiral Funds
• Treasury Money Market Fund	Investor
• S&P 500 Value Index Fund	Institutional, ETF
• S&P 500 Growth Index Fund	Institutional, ETF
• S&P Mid-Cap 400 Index Fund	Institutional, ETF
• S&P Mid-Cap 400 Value Index Fund	Institutional, ETF
• S&P Mid-Cap 400 Growth Index Fund	Institutional, ETF
• S&P Small-Cap 600 Index Fund	Institutional, ETF
• S&P Small-Cap 600 Value Index Fund	Institutional, ETF
•
Vanguard Bond Index Funds
• Short-Term Bond Index Fund	Investor, Admiral, Institutional,
•	Institutional Plus, ETF
Intermediate-Term Bond Index Fund	Investor, Admiral, Institutional, Institutional
• Long-Term Bond Index Fund	Plus, ETF
Admiral, Institutional, Institutional Plus,
• Total Bond Market Index Fund	ETF
Investor, Admiral, Institutional, Institutional
• Total Bond Market II Index Fund	Plus, Institutional Select, ETF
Investor, Institutional
• Inflation-Protected Securities Fund	Investor, Admiral, Institutional
• Ultra-Short Bond ETF	ETF
Vanguard California Tax-Free Funds
• Municipal Money Market Fund	Investor
• Intermediate-Term Tax-Exempt Fund	Investor, Admiral
• Long-Term Tax-Exempt Fund	Investor, Admiral
• California Tax-Exempt Bond ETF	ETF
Vanguard Charlotte Funds
• Total International Bond Index Fund	Investor, Admiral, Institutional,
• Global Credit Bond Fund	ETF
Investor, Admiral
• Total International Bond II Index Fund	Investor, Institutional

1

Vanguard Fund	Share Classes Authorized
Vanguard Chester Funds
• PRIMECAP Fund	Investor, Admiral
• Target Retirement Income Fund	Investor
• Target Retirement 2020 Fund	Investor
• Target Retirement 2025 Fund	Investor
• Target Retirement 2030 Fund	Investor
• Target Retirement 2035 Fund	Investor
• Target Retirement 2040 Fund	Investor
• Target Retirement 2045 Fund	Investor
• Target Retirement 2050 Fund	Investor
• Target Retirement 2055 Fund	Investor
• Target Retirement 2060 Fund	Investor
• Target Retirement 2065 Fund	Investor
• Target Retirement 2070 Fund	Investor
Vanguard Explorer Fund	Investor, Admiral
Vanguard Fenway Funds
• Equity Income Fund	Investor, Admiral
• PRIMECAP Core Fund	Investor
Vanguard Fixed Income Securities Funds
• Ultra-Short-Term Bond Fund	Investor, Admiral
• Real Estate II Index Fund	Institutional Plus
• Short-Term Treasury Fund	Investor, Admiral
• Short-Term Federal Fund	Investor, Admiral
• Short-Term Investment-Grade Fund	Investor, Admiral, Institutional
• Intermediate-Term Treasury Fund	Investor, Admiral
• Intermediate-Term Investment-Grade Fund	Investor, Admiral
• GNMA Fund	Investor, Admiral
• Long-Term Treasury Fund	Investor, Admiral
• Long-Term Investment-Grade Fund	Investor, Admiral
• High-Yield Corporate Fund	Investor, Admiral
Vanguard Horizon Funds
• Capital Opportunity Fund	Investor, Admiral
• Global Equity Fund	Investor
• Strategic Equity Fund	Investor
• Strategic Small-Cap Equity Fund	Investor
• International Core Stock Fund	Investor, Admiral

2

Vanguard Fund	Share Classes Authorized
Vanguard Index Funds
• 500 Index Fund	Investor, Admiral, Institutional Select, ETF
• Extended Market Index Fund	Investor, Admiral, Institutional,
•	Institutional Plus, Institutional Select, ETF
Growth Index Fund	Investor, Admiral, Institutional, ETF
• Large-Cap Index Fund	Investor, Admiral, Institutional, ETF
• Mid-Cap Growth Index Fund	Investor, Admiral, ETF
• Mid-Cap Index Fund	Investor, Admiral, Institutional,
• Mid-Cap Value Index Fund	Institutional Plus, ETF
Investor, Admiral, ETF
• Small-Cap Growth Index Fund	Investor, Admiral, Institutional, ETF
• Small-Cap Index Fund	Investor, Admiral, Institutional,
• Small-Cap Value Index Fund	Institutional Plus, ETF
Investor, Admiral, Institutional, ETF
• Total Stock Market Index Fund	Investor, Admiral, Institutional, Institutional
•	Plus, Institutional Select, ETF
Value Index Fund	Investor, Admiral, Institutional, ETF
Vanguard Institutional Index Funds
• Institutional Index Fund	Institutional, Institutional Plus
• Institutional Total Stock Market Index Fund	Institutional, Institutional Plus
• Ultra-Short Treasury ETF	ETF
• 0-3 Month Treasury Bill ETF	ETF
Vanguard International Equity Index Funds
• Emerging Markets Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus
• FTSE Emerging Markets ETF	ETF
European Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus
FTSE Europe ETF	ETF
• FTSE All-World ex US Index Fund	Admiral, Institutional, Institutional
• Pacific Stock Index Fund	Plus, ETF
Investor, Admiral, Institutional
FTSE Pacific ETF	ETF
• Total World Stock Index Fund	Admiral, Institutional, ETF
• FTSE All World ex-US Small-Cap Index Fund	Admiral, Institutional, ETF
• Global ex-U.S. Real Estate Index Fund	Admiral, Institutional, ETF

3

Vanguard Fund	Share Classes Authorized

Vanguard Malvern Funds

•Short-Term Inflation-Protected Securities

•	Index Fund	Investor, Admiral, Institutional, ETF
	Institutional Short-Term Bond Fund	Institutional Plus
•	Institutional Intermediate-Term Bond Fund	Institutional Plus
•	Core Bond Fund	Investor, Admiral
• Emerging Markets Bond Fund		Investor, Admiral
•	Core-Plus Bond Fund	Investor, Admiral
• Multi-Sector Income Bond Fund		Investor, Admiral
•	Core Bond ETF	ETF
•	Core-Plus Bond ETF	ETF
Vanguard Massachusetts Tax-Exempt Funds
•	Massachusetts Tax-Exempt Fund	Investor
Vanguard Money Market Funds
• Cash Reserves Federal Money Market Fund		Admiral
•	Federal Money Market Fund	Investor
Vanguard Montgomery Funds
•	Market Neutral Fund	Investor, Institutional
Vanguard Municipal Bond Funds
• Core Tax-Exempt Bond ETF		ETF
•	Municipal Money Market Fund	Investor
•	Ultra-Short-Term Tax-Exempt Fund	Investor, Admiral
•	Limited-Term Tax-Exempt Fund	Investor, Admiral
•	Intermediate-Term Tax-Exempt Fund	Investor, Admiral
•	Long-Term Tax-Exempt Fund	Investor, Admiral
•	High-Yield Tax-Exempt Fund	Investor, Admiral
• Tax-Exempt Bond Index Fund		Admiral, ETF
• Intermediate-Term Tax-Exempt Bond ETF		ETF
• Short Duration Tax-Exempt Bond ETF		ETF
Vanguard New Jersey Tax-Free Funds
•	Long-Term Tax-Exempt Fund	Investor, Admiral
Vanguard New York Tax-Free Funds
•	Municipal Money Market Fund	Investor
•	Long-Term Tax-Exempt Fund	Investor, Admiral
Vanguard Ohio Tax-Free Funds
•	Long-Term Tax-Exempt Fund	Investor
Vanguard Pennsylvania Tax-Free Funds
•	Long-Term Tax-Exempt Fund	Investor, Admiral

4

Vanguard Fund	Share Classes Authorized
Vanguard Quantitative Funds
• Growth and Income Fund	Investor, Admiral
Vanguard Scottsdale Funds
• Short-Term Treasury Index Fund	Institutional, Admiral, ETF
• Intermediate-Term Treasury Index Fund	Institutional, Admiral, ETF
• Long-Term Treasury Index Fund	Institutional, Admiral, ETF
• Short-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
• Intermediate-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
• Long-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
• Mortgage-Backed Securities Index Fund	Institutional, Admiral, ETF
• Explorer Value Fund	Investor
• Russell 1000 Index Fund	Institutional, ETF
• Russell 1000 Value Index Fund	Institutional, ETF
• Russell 1000 Growth Index Fund	Institutional, ETF
• Russell 2000 Index Fund	Institutional, ETF
• Russell 2000 Value Index Fund	Institutional, ETF
• Russell 2000 Growth Index Fund	Institutional, ETF
• Russell 3000 Index Fund	Institutional, ETF
• Total Corporate Bond ETF	ETF
• Total World Bond ETF	ETF
Vanguard Specialized Funds
• Energy Fund	Investor, Admiral
• Global Capital Cycles Fund	Investor
• Health Care Fund	Investor, Admiral
• Dividend Growth Fund	Investor
• Real Estate Index Fund	Investor, Admiral, Institutional, ETF
• Dividend Appreciation Index Fund	Admiral, ETF
• Global ESG Select Stock Fund	Investor, Admiral
Vanguard STAR Funds
• LifeStrategy Conservative Growth Fund	Investor
• LifeStrategy Growth Fund	Investor
• LifeStrategy Income Fund	Investor
• LifeStrategy Moderate Growth Fund	Investor
• STAR Fund	Investor
• STAR Core-Plus Bond Fund	Institutional
• Total International Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus, Institutional Select,
Vanguard Tax-Managed Funds	ETF

• Tax-Managed Balanced Fund	Admiral
• Tax-Managed Capital Appreciation Fund	Admiral, Institutional
• Developed Markets Index Fund	Investor, Admiral, Institutional,
Institutional Plus
FTSE Developed Markets ETF	ETF
5
• Tax-Managed Small-Cap Fund	Admiral, Institutional

Vanguard Fund	Share Classes Authorized
Vanguard Trustees’ Equity Fund
•	International Value Fund	Investor
•	Diversified Equity Fund	Investor
• Emerging Markets Select Stock Fund		Investor
•	Commodity Strategy Fund	Admiral
• Global Environmental Opportunities Stock Fund		Investor, Admiral
Vanguard Valley Forge Funds
•	Balanced Index Fund	Investor, Admiral, Institutional
• Baillie Gifford Global Positive Impact Stock Fund		Investor
Vanguard Variable Insurance Funds
•	Balanced Portfolio	Investor
•	Conservative Allocation Portfolio	Investor
•	Diversified Value Portfolio	Investor
•	Equity Income Portfolio	Investor
•	Equity Index Portfolio	Investor
•	Growth Portfolio	Investor
•	Global Bond Index Portfolio	Investor
• Total Bond Market Index Portfolio		Investor
•	High Yield Bond Portfolio	Investor
•	International Portfolio	Investor
•	Mid-Cap Index Portfolio	Investor
•	Moderate Allocation Portfolio	Investor
•	Money Market Portfolio	Investor
• Real Estate Index Portfolio		Investor
•	Short-Term Investment Grade Portfolio	Investor
•	Small Company Growth Portfolio	Investor
•	Capital Growth Portfolio	Investor
• Total International Stock Market Index Portfolio		Investor
• Total Stock Market Index Portfolio		Investor
Vanguard Wellesley Income Fund		Investor, Admiral
Vanguard Wellington Fund
• Short-Term Tax-Exempt Bond ETF		ETF
• U.S. Minimum Volatility ETF		ETF
•	U.S. Momentum Factor ETF	ETF
•	U.S. Multifactor ETF	ETF
•	U.S. Multifactor Fund	Admiral
•	U.S. Quality Factor ETF	ETF
• U.S. Value Factor ETF		ETF
•	Wellington Fund	Investor, Admiral

Vanguard Fund	Share Classes Authorized
Vanguard Whitehall Funds
•	Selected Value Fund	Investor
•	Mid-Cap Growth Fund	Investor
•	International Explorer Fund	Investor
• High Dividend Yield Index Fund		Admiral, ETF

•Emerging Markets Government

• Bond Index Fund	Admiral, Institutional, ETF
Global Minimum Volatility Fund	Investor, Admiral
• International Dividend Appreciation Index Fund	Admiral, ETF
• International High Dividend Yield Index Fund	Admiral, ETF
• Advice Select International Growth Fund	Admiral
• Advice Select Global Value Fund	Admiral
• Advice Select Dividend Growth Fund	Admiral
• International Dividend Growth Fund	Investor
Vanguard Windsor Funds
• Windsor Fund	Investor, Admiral
• Windsor II Fund	Investor, Admiral
Vanguard World Fund
• Extended Duration Treasury Index Fund	Institutional, Institutional Plus, ETF
• FTSE Social Index Fund	Admiral, Institutional
• Global Wellesley Income Fund	Investor, Admiral
• Global Wellington Fund	Investor, Admiral
• International Growth Fund	Investor, Admiral
• Mega Cap Index Fund	Institutional, ETF
• Mega Cap Growth Index Fund	Institutional, ETF
• Mega Cap Value Index Fund	Institutional, ETF
• U.S. Growth Fund	Investor, Admiral
• Consumer Discretionary Index Fund	Admiral, ETF
• Consumer Staples Index Fund	Admiral, ETF
• Energy Index Fund	Admiral, ETF
• Financials Index Fund	Admiral, ETF
• Health Care Index Fund	Admiral, ETF
• Industrials Index Fund	Admiral, ETF
• Information Technology Index Fund	Admiral, ETF
• Materials Index Fund	Admiral, ETF
• Communication Services Index Fund	Admiral, ETF
• Utilities Index Fund	Admiral, ETF
• ESG U.S. Stock ETF	ETF
• ESG International Stock ETF	ETF
• ESG U.S. Corporate Bond ETF	ETF

Original Board Approval: July 21, 2000

Last Updated: February 19, 2025

SCHEDULE B

to

VANGUARD FUNDS MULTIPLE CLASS

PLAN

VGI has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan’s eligibility requirements.2 These policies are reviewed and monitored on an ongoing basis in conjunction with VGI’s Compliance Department.

Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment of $3,000. The minimum amount required to maintain eligibility for Investor Shares will generally be lower than the minimum initial investment amount and may be further adjusted by an amount determined in VGI’s sole discretion to account for market depreciation. Personal Investor advised clients, clients investing through financial intermediaries, and institutional clients may hold Investor Shares without restriction in Funds that do not offer Admiral Shares. Investor Shares of index Funds generally are available only to Funds that operate as a Fund-of- Funds and certain retirement plan clients receiving recordkeeping services from VGI. A Vanguard Fund may, from time to time, establish higher or lower minimum amounts for Investor Shares. Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Financial intermediaries that serve as mutual fund supermarkets may only invest in Investor Shares of Funds in which Investor Shares are available and may not invest in other share classes of such Funds.3 Mutual fund supermarket means a program or platform offered by a financial intermediary through which such intermediary’s retail clients may purchase and sell mutual funds offered by a variety of independent fund families on a self-directed basis without advice or recommendation from a financial advisor or broker. This definition may be changed or amended at any time and without prior notice as may be determined in the discretion of VGI management. Nothing in the definition of mutual fund supermarket should be construed to prohibit Vanguard Brokerage Services from offering the Funds’ other share classes to its eligible clients.

Admiral Shares – Eligibility Requirements

Admiral Shares generally are intended for clients who meet the required minimum initial investment of $3,000 for retail clients in index Funds and $50,000 for retail clients in actively-managed Funds. The minimum amount required to maintain eligibility for Admiral Shares will generally be lower than the minimum initial investment amount and may be further adjusted by an amount determined in VGI’s sole discretion to account for market depreciation. Personal Investor advised clients, clients investing through financial intermediaries and institutional clients may hold Admiral Shares of both index and actively- managed Funds without restriction. Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares, and each Fund and VGI reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following rule:

•Certain Retirement Plans – Admiral Shares of actively-managed Funds generally are not

2The eligibility of a Fund that operates as a Fund-of-Funds to invest in a particular share class of an underlying Fund is determined by VGI and the Fund Board.

3Admiral Shares of the Vanguard Cash Reserves Federal Money Market Fund are available to financial intermediaries that serve as mutual fund supermarkets.

available for SIMPLE IRAs and Vanguard Individual 401(k) Plans.4

•Mutual Fund Supermarkets – Admiral Shares are not available to mutual fund supermarkets, except where a Fund does not have Investor Shares.

Institutional Shares – Eligibility Requirements

Institutional Shares generally require a minimum initial investment of

$5,000,000. The minimum amount required to maintain eligibility for Institutional Shares will generally be lower than the minimum initial investment amount and may be further adjusted by an amount determined in VGI’s sole discretion to account for market depreciation. Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Institutional Share class eligibility also is subject to the following special rules:

•Retail clients. Retail clients may hold Institutional Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund. Single family offices serviced by the Retail Investor Group with $200 million or more in assets in the Funds through the Retail Investor Group may hold Institutional Shares by aggregating assets across all family members who are part of a single family office.

•Financial intermediary clients. Financial intermediaries generally may hold Institutional Shares for the benefit of their underlying clients provided that:

(1)each underlying investor individually meets the investment minimum amount described above;

and

(2)the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

(3)an arrangement is established between VGI and the financial intermediary to allow VGI to monitor compliance with the eligibility requirements.

Home office model portfolios offered on wealth management platforms administered by financial intermediaries5 may offer Institutional Shares, provided:

(1)the financial intermediary in aggregate at the firm level, excluding custody assets, has total assets of at least $25 billion invested in Vanguard; and

(2)the financial intermediary in aggregate at the firm level, excluding custody assets, meets the investment minimum of Institutional Shares for the Fund.

A home office model portfolio must meet the following criteria:

(1)the allocations and Funds used in the model portfolios on the platform are set and selected by the financial intermediary (i.e., the firm itself);

(2)the allocations and Funds used in the model portfolios on the platform are not subject to change by individual financial advisors; and

(3)an arrangement is established between VGI and the financial intermediary to allow VGI to monitor compliance with the eligibility requirements.

•Institutional clients. An institutional client may hold Institutional Shares if the total amount aggregated

4Admiral Share classes of all Funds are available to 403(b) plan participants in Vanguard’s Retail 403(b) business, which is serviced by The Newport Group. Admiral Share classes are also available to small business plans held through Ascensus. Admiral Shares of the Vanguard Cash Reserves Federal Money Market Fund are available to SIMPLE IRAs and Vanguard

Individual 401(k) Plans.

5 For purposes of this Schedule B, this is not intended to include robo advisors.

among all accounts held by such a client (including accounts held through financial intermediaries) and invested in the Fund is at least $5 million (or such higher minimum required by the individual Fund). Such an institutional client must disclose to VGI on behalf of its accounts the following: (1) that the client acts as a common-decision maker6 for each account; and (2) the total balance in each account in the Fund.

•Institutional clients with assets in certain Vanguard collective investment trusts and Funds. Institutional clients with assets in the following collective investment trusts and Funds may aggregate such assets with assets invested in the corresponding Funds listed below in the right column (“Corresponding Funds”) for purposes of meeting the investment minimum for Institutional Shares of the Corresponding Funds.

Trust/Fund	Corresponding Fund
Vanguard Institutional Total Stock	Vanguard Total Stock Market Index
Market Index Trust	Fund
Vanguard Institutional Total Stock	Vanguard Institutional Total Stock
Market Index Trust	Market Index Fund
Vanguard Institutional Total Bond	Vanguard Total Bond Market Index
Market Index Trust	Fund
Vanguard Institutional Total	Vanguard Total International Stock
International Stock Market Index Trust	Market Index Fund
Vanguard Institutional 500 Index Trust	Vanguard Institutional Index Fund
Vanguard Institutional 500 Index Trust	Vanguard 500 Index Fund
Vanguard Institutional Extended Market	Vanguard Extended Market Index Fund
Index Trust
Vanguard Employee Benefit Index	Vanguard Institutional Index Fund
Fund
Vanguard Employee Benefit Index	Vanguard 500 Index Fund
Fund
Vanguard Russell 1000 Growth Index	Vanguard Russell 1000 Growth Index
Trust	Fund
Vanguard Russell 1000 Value Index	Vanguard Russell 1000 Value Index
Trust	Fund
Vanguard Russell 2000 Growth Index	Vanguard Russell 2000 Growth Index
Trust	Fund
Vanguard Russell 2000 Value Index	Vanguard Russell 2000 Value Index
Trust	Fund

•Investment by Vanguard Target Retirement Collective Trust. A Vanguard Target Retirement Trust that is a collective trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in underlying Funds (a “TRT”) may hold Institutional Shares of an underlying Fund whether or not its investment meets the minimum investment threshold specified above.

•Accumulation Period . Accounts funded through regular contributions (e.g., employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may

6For purposes of this Schedule B, a common-decision maker includes, but is not limited to, a corporate entity that controls multiple pools of assets invested in a Fund. For example, a corporate entity that acts as a plan sponsor for a retirement plan may have one or more investment committees or boards of trustees overseeing both the retirement plan account as well as other accounts invested in the Fund. In this case, the corporate entity would be considered a common-decision maker for each account where there is a common membership across each investment committee or governing body making investment decisions for each account. Common-decision makers do not include financial intermediaries.

qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if VGI management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares generally require a minimum initial investment of $100,000,000. The minimum amount required to maintain eligibility for Institutional Plus Shares will generally be lower than the minimum initial investment amount and may be further adjusted by an amount determined in VGI’s sole discretion to account for market depreciation. Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Plus Share class eligibility also is subject to the following special rules:

•Retail clients. Retail clients may hold Institutional Plus Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund. For purposes of this rule, VGI management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Funds are expected to generate substantial economies in the servicing of their accounts. Single family offices serviced by the Retail Investor Group with $200 million or more in assets in the Funds through the Retail Investor Group may hold Institutional Plus Shares by aggregating assets across all family members who are part of a single family office.

•Institutional clients. An institutional client may hold Institutional Plus Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $100 million (or such higher or lower minimum required by the individual Fund). Such an institutional client must disclose to VGI on behalf of its accounts the following: (1) that the client acts as a common-decision maker for each account; and

(2) the total balance in each account held in the Fund.

•Institutional clients with assets in certain Vanguard collective investment trusts and Funds. Institutional clients with assets in the following collective investment trusts and Funds may aggregate such assets with assets invested in the corresponding Funds listed below in the right column (“Corresponding Funds”) for purposes of meeting the investment minimum for Institutional Plus Shares of the Corresponding Funds.

Trust/Fund	Corresponding Fund
Vanguard Institutional Total Stock	Vanguard Total Stock Market Index
Market Index Trust	Fund
Vanguard Institutional Total Stock	Vanguard Institutional Total Stock
Market Index Trust	Market Index Fund
Vanguard Institutional Total Bond	Vanguard Total Bond Market Index
Market Index Trust	Fund
Vanguard Institutional Total	Vanguard Total International Stock
International Stock Market Index Trust	Market Index Fund
Vanguard Institutional 500 Index Trust	Vanguard Institutional Index Fund
Vanguard Institutional 500 Index Trust	Vanguard 500 Index Fund
Vanguard Institutional Extended Market	Vanguard Extended Market Index Fund
Index Trust
Vanguard Employee Benefit Index	Vanguard Institutional Index Fund
Fund

Vanguard Employee Benefit Index	Vanguard 500 Index Fund
Fund
Vanguard Russell 1000 Growth Index	Vanguard Russell 1000 Growth Index
Trust	Fund
Vanguard Russell 1000 Value Index	Vanguard Russell 1000 Value Index
Trust	Fund
Vanguard Russell 2000 Growth Index	Vanguard Russell 2000 Growth Index
Trust	Fund
Vanguard Russell 2000 Value Index	Vanguard Russell 2000 Value Index
Trust	Fund

•Financial intermediary clients. Financial intermediaries generally may hold Institutional Plus Shares for the benefit of their underlying clients provided that:

(1)each underlying investor individually meets the investment minimum amount described above;

and

(2)the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

(3)an arrangement is established between VGI and the financial intermediary to allow VGI to monitor compliance with the eligibility requirements.

Home office model portfolios offered on wealth management platforms administered by financial intermediaries may offer Institutional Plus Shares, provided:

(1)the financial intermediary in aggregate at the firm level, excluding custody assets, has total assets of at least $25 billion invested in Vanguard; and

(2)the financial intermediary in aggregate at the firm level, excluding custody assets, meets the investment minimum of Institutional Plus Shares for the Fund.

A home office model portfolio must meet the following criteria:

(1)the allocations and Funds used in the model portfolios on the platform are set and selected by the financial intermediary (i.e., the firm itself);

(2)the allocations and Funds used in the model portfolios on the platform are not subject to change by individual financial advisors; and

(3)an arrangement is established between VGI and the financial intermediary to allow VGI to monitor compliance with the eligibility requirements.

•Accumulation Period - Accounts funded through regular contributions (e.g., employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if VGI management determines that the account will become eligible for Institutional Plus Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

•Asset Allocation Models - Clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by VGI management.

Institutional Select Shares - Eligibility Requirements

Institutional Select Shares generally require a minimum initial investment of $3,000,000,000. The minimum amount required to maintain eligibility for Institutional Select Shares will generally be lower than the minimum initial investment amount and may be further adjusted by an amount determined in VGI’s sole discretion to account for market depreciation. Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Select Share class eligibility also is subject to the following special rules:

•Institutional clients. An institutional client may hold Institutional Select Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $3 billion (or such higher or lower minimum required by the individual Fund). Such an institutional client must disclose to VGI on behalf of its accounts the following: (1) the client acts as a common-decision maker for each account; and (2) the total balance in each account in the Fund.

•Financial intermediary clients. Financial intermediaries generally may hold Institutional Select Shares for the benefit of their underlying clients provided that:

(1)each underlying investor individually meets the investment minimum amount described above; and

(2)the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or

(3)an arrangement is established between VGI and the financial intermediary to allow VGI to monitor compliance with the eligibility requirements.

•Accumulation Period - Accounts funded through regular contributions (e.g., employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Select Shares upon account creation, rather than undergoing the conversion process shortly after account set-up, if VGI management determines that the account will become eligible for Institutional Select Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

•Investment by VGI collective investment trusts with a similar mandate. A VGI collective investment trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in an underlying Fund with an index-based mandate may hold Institutional Select Shares of an underlying Fund with a similar index-based mandate whether or not its investment meets the minimum investment threshold specified above.

ETF Shares – Eligibility Requirements

The eligibility requirements for ETF Shares will be set forth in the Fund’s registration statement. To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized Participant, as defined in Paragraph III.F of the Multiple Class Plan. Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of ETF Shares in a Creation Unit may vary from Fund to Fund. The value of a Fund’s Creation Unit will vary with the net asset value of the Fund’s ETF Shares but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket consisting predominantly of securities with the Fund.

Original Board Approval: July 21, 2000

Last Approved by Board: November 2024